Exhibit 10.14

ACCIDENTAL DEATH AND DISMEMBERMENT

EXCESS OF LOSS

REINSURANCE AGREEMENT

DWVD NO. 500/02

(hereinafter referred to as the “Agreement”)

made and entered into by

EDUCATORS MUTUAL LIFE INSURANCE COMPANY

Lancaster, Pennsylvania

(hereinafter referred to as the “Company”)

and

SWISS RE LIFE AND HEALTH AMERICA, INC.

Stamford, Connecticut

(hereinafter referred to as the “Reinsurer”)

Effective: January 1, 2002

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

i

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ii

ARTICLE I - PARTIES TO AGREEMENT

This Agreement is solely between the Company and the Reinsurer and the performance of obligations of each party under this Agreement shall be rendered solely to the other party. In no instances, shall anyone other than the Company or the Reinsurer have any rights under this Agreement.

This Agreement shall be binding upon the parties, their heirs, and successors, if any.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE II - BASIS OF REINSURANCE

1.	Automatic Reinsurance. Whenever the Company issues a Group Policy providing Accidental Death and Dismemberment (AD&D) insurance, within the limits permitted by the Underwriting Guidelines of the Company, the Company will cede, and the Reinsurer will accept automatically AD&D reinsurance in amounts not exceeding the amounts in Article III – Retention and Limit. Automatic reinsurance, as provided herein, shall apply to benefits payable to covered persons under all AD&D policies in force at or becoming effective at or after January 1, 2002, including renewals.

Such policies shall be issued within the limits permitted by the Underwriting Guidelines including rates and all other provisions of the Company applicable to the business hereunder.

2.	Facultative Reinsurance. For any group case providing amounts of insurance that does not conform to the Underwriting Guidelines of the Company, and is for this or for any reason not eligible for automatic reinsurance under the provisions of this Agreement, such case may be offered to the Reinsurer for reinsurance on a facultative basis. The Reinsurer, upon receipt of such facultative submission, will render a decision as to the case as soon as is practically possible. If accepted by the Reinsurer, unless mutually agreed otherwise by the Company and the Reinsurer, such case will be reinsured under this Agreement according to the rates, and all other provisions applicable to automatic reinsurance.

3.	Expenses. The Company shall pay for all medical examinations, inspection fees, attending physicians’ statements and other charges incurred in connection with the original policy or certificate.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE III - RETENTION AND LIMIT

AD&D amounts will be written in conjunction with Group Life, amounts of AD&D not to exceed five hundred thousand dollars ($500,000) per person.

	Retention of the Company	Amount Ceded to the Reinsurer
AD&D	$25,000 per person	100% of those amounts in excess of $25,000 up to a maximum of $475,000 per person ($475,000 in excess of $25 000).

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE IV - METHOD OF CESSION

The Company will furnish the Reinsurer with a Master Copy of each form for which reinsurance will be required under this Agreement. In addition, the Company will furnish the Reinsurer annually with appropriate census material for AD&D amounts in excess of twenty-five thousand dollars ($25,000) per person.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE V - LIABILITY

The liability of the Reinsurer will be determined in accordance with the terms of the applicable Group Policy issued by the Company. The liability of the Reinsurer on any reinsurance under this Agreement begins, subject to prior approval on Group cases submitted facultatively, and ends at the same time as that of the Company. However, in no event, will the Reinsurer accept liability on claims incurred prior to the effective date of January 1, 2002.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE VI - EFFECTIVE DATE AND DURATION

This Agreement shall be effective at 12:01 a.m., Local Standard Time, January 1, 2002, with respect to losses occurring and shall remain in force for an indefinite period, but either party shall have the right to cancel as of midnight, December 31, 2002 or any midnight, December 31st thereafter by giving at least ninety (90) days written notice by certified or registered mail.

The Reinsurer shall be relieved on all liability hereunder for losses occurring subsequent to the termination of this Agreement.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE VII - EXCLUSIONS

This Agreement does not apply to and specifically excludes the following:

1.	Bodily or mental infirmity or disease of any kind, or an infection (unless due to an accidental cut or wound); or medical or surgical treatment, except where it is both: (a) treatment of an injury that meets the tests of a covered loss; and (b) treatment performed within ninety (90) days after the injury;

2.	Insurrection or an act of war, declared or undeclared; or service in the armed forces of any country or international authority for a period longer than fifteen (15) days;

3.	Unlawful participation in a riot, rebellion, or insurrection;

4.	Attempting to commit, or committing, an assault or felony;

5.	An intentionally self-inflicted injury or sickness while sane or insane; or suicide or attempted suicide whether sane or insane;

6.	Riding in or descending from any kind of aircraft:

a)	as a passenger on an aircraft operated by or for the armed forces; or

b)	as a pilot or crew member. (A crew member is anyone who has duties at any time on the flight, involving either the flight or the aircraft); or

c)	as a participant in aviation training (student or instructor); or

d)	as a participant in a sporting event or hobby;

7.	Intoxication from alcohol or narcotics, as defined under the laws of the jurisdiction in which the covered loss occurred, except in the case of a narcotic that was administered or consumed on the advice of a physician. This exclusion does not apply to policies written prior to 1999.

8.	The voluntary taking of any kind of gas, except during the course of employment; the voluntary taking of any poison, except in the case of accidental food poisoning.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE VIII - CURRENCY

All retentions and limits hereunder, are expressed in United States Dollars and all premium and loss payments shall be made in United States currency.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE IX - REINSURANCE PREMIUMS

1.	Group Accidental Death and Dismemberment. The reinsurance that is the subject of this Agreement is accepted by the Reinsurer at the rate of $.023 per thousand per month (non-refunding).

2.	Payment. Premiums will be paid by the Company for the Reinsurer according to the same mode by which premiums for each reinsured group case are paid to the Company (either annually, semi-annually, quarterly or monthly), and are due fifteen (15) days after the period covered by the premium statement. Changes in any insured group will be sent to the Reinsurer along with the corresponding premium adjustments. The Reinsurer will accept any of the usual approximate methods of interim adjustment used between the Company and its policyholder.

3.	Failure to Pay. The payment of reinsurance premiums will be a condition precedent to the liability of the Reinsurer under reinsurance covered by this Agreement. In the event that reinsurance premiums are not paid within ninety (90) days after the date they are due, all reinsurance under this Agreement shall terminate as of the last date of the last calendar month for which premiums have been paid.

In the event of termination of reinsurance under this Agreement due to non-payment of reinsurance premium as specified in this Agreement, the Reinsurer shall have no liability after the effective date of termination. With the written approval of the Reinsurer, such reinsurance may be reinstated subject to the conditions contained in the Reinsurer’s approval.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE X - EXPERIENCE REFUND

This reinsurance will be non-participating and not subject to an experience refund.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XI - REINSTATEMENT

If a policy or certificate, which is reinsured by the Reinsurer is lapsed by the Company, for non-payment of premium and then reinstated in accordance with the rules of the Company, reinsurance will be reinstated automatically by the Reinsurer. Notice of reinstatement will be given promptly to the Reinsurer. The Company will pay to the Reinsurer all reinsurance premiums in arrears with interest at the same rate as the Company received under its policy or certificate.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XII - SETTLEMENT OF CLAIMS

1.	Notice. The Company will notify the Reinsurer promptly after receipt of any material information on a claim where reinsurance is involved. The reinsurance claim form and copies of notification, claim papers, and proofs will be furnished to the Reinsurer as soon as possible.

2.	Settlement. The Reinsurer will accept the decision of the Company on payment of a claim paid in accordance with the provisions of the group policy issued by the Company and reinsured under the specific terms of this Agreement. For Group AD&D claims, the Reinsurer will pay its share of the loss and loss adjustment expense in a lump sum to the Company, without regard to the form of claim settlement of the Company.

Loss adjustment expense as used herein shall mean all costs and expense allocable to a specific claim that are incurred by the Company in the investigation, adjustment, settlement, litigation, or defense of a specific claim. Loss adjustment expense does not include unallocated loss adjustment expense. Unallocated loss adjustment expense includes, but is not limited to salaries and expense of employees and office and other overhead expenses.

3.	Assistance and Advice. The Reinsurer will, on any claim, at the request of the Company, advise and assist the Company in its determination of liability, and in the best procedure to follow with respect to a claim of doubtful validity.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XIII - EXTRA CONTRACTUAL OBLIGATIONS

Extra Contractual Obligations are obligations outside of the contractual obligations and include, but are not limited to, punitive damages, bad faith damages, compensatory damages, and other damages or statutory penalties which may arise from the willful and/or negligent acts or omissions by the Company.

The Reinsurer is not liable for Extra Contractual Obligations unless it concurred, in writing, and in advance with the actions of the Company which ultimately led to the imposition of the Extra Contractual Obligations. In such situations, the Company and the Reinsurer will share in Extra Contractual Obligations, in equitable proportions, but all factors being equal, the division of any such assessments would be in proportion to the total risk accepted by each party for the plan of insurance involved.

Notwithstanding anything stated herein, this Agreement will not apply to any Extra Contractual Obligations incurred by the Company as a result of any negligence, fraud or wrong doing by any employee or officer of the Company or an agent representing the Company.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XIV - OFFSET

The Company or the Reinsurer shall have, and may exercise at any time and from time to time, the right to offset any balance or balances, whether on account of premiums or on account of losses or otherwise, due from one party to the other under the terms of this Agreement.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XV - TERRITORY

The territorial limits shall be identical with those of the Company’s policies.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XVI - ERRORS AND OMISSIONS

Inadvertent delays, errors or omissions made in connection with this Agreement or any transaction hereunder, shall not relieve either party from any liability which would have attached had such delay, error or omission not occurred, provided always that such delay, error or omission will be rectified as soon as possible after discovery.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XVII - ACCESS TO RECORDS

The Reinsurer, or its duly appointed representatives, shall have the right at any reasonable time, to examine all records in the possession of the Company referring to business effected hereunder.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XVIII - ORIGINAL CONDITIONS

All reinsurance falling under this Agreement, shall be subject to the same terms, rates, conditions and waivers, and to the same modifications, alterations and terminations as the respective policies, contracts and binders of the Company.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XIX - COMMUTATION

The Company shall notify the Reinsurer of all claims hereunder which have not been finally settled at the end of two (2) years following the end of the Agreement Year in which they occurred. The Reinsurer may then, or at any time thereafter, request that its liability with respect to one or more of such claims be commuted. In such event, the Company and the Reinsurer shall appoint a mutually acceptable Actuary or Appraiser to investigate, determine and capitalize such claim or claims. Payment by the Reinsurer of its share of the amount ascertained to be the capitalized value of such claim or claims shall constitute a complete and final release of the Reinsurer with respect to the claim or claims so capitalized. Any expenses incurred in connection with the commutation of claims, as provided herein, shall be paid by the Reinsurer.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XX - SERVICE OF SUIT

(Applicable if the Reinsurer is not domiciled in the United States of America and/or is not authorized in any state, territory, or district of the United States where authorization is required by insurance regulatory authorities.)

1.	It is agreed that, in the event the Reinsurer fails to pay any amount claimed to be due hereunder, the Reinsurer, at the request of the Company, will submit to the jurisdiction of any court of competent jurisdiction within the United States. Nothing in this Article constitutes or should be understood to constitute a waiver of the Reinsurer’s rights to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court, or seek a transfer of a case to another court as permitted by the laws of the United States or of any state of the United States.

2.	Further, pursuant to any statute or regulation of any state, territory, or district of the United States which makes provision therefore, the Reinsurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or any other officer specified for that purpose in the statute, or his successor successors in office, as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Company or any beneficiary hereunder arising out of this Agreement.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXI - UNAUTHORIZED REINSURERS

If the Reinsurer is unauthorized in any state of the United States of America or in the District of Columbia, the Reinsurer agrees to fund its share of the Company’s ceded unearned premium and losses outstanding and Loss Adjustment Expense Reserves (including IBNR) by:

1.	Clean, irrevocable and unconditional letters of credit issued and confirmed, if confirmation is required by the insurance regulatory authorities involved, by a bank or banks meeting the NAIC Securities Valuation Office credit standards for issuers of letters of credit and acceptable to said insurance regulatory authorities; and/or

2.	Escrow accounts for the benefit of the Company; and/or

3.	Cash advances;

if, without such funding, a penalty would accrue to the Company on any financial statement it is required to file with the insurance regulatory authorities involved. The Reinsurer, at its sole option, may fund in other than cash if its method and form of funding are acceptable to the insurance regulatory authorities involved.

With regard to funding in whole or in part by letters of credit, it is agreed that each letter of credit will be in a form acceptable to the insurance regulatory authorities involved, will be issued for a term of at least one (1) year, and will include an evergreen clause, which automatically extends the terms for a least one (1) additional year at each expiration date unless written notice of non-renewal is given to the Company not less than thirty (30) days prior to said expiration date. The Company and the Reinsurer further agree, notwithstanding anything to the contrary in this Agreement, that said letters of credit may be drawn upon by the Company or its successors in interest at any time, without diminution because of the insolvency of the Company or the Reinsurer, but only for one (1) or more of the following purposes:

1.	To reimburse the Company for the Reinsurer’s share of unearned premiums, returned to the Company on account of the cancellation of Original Reinsurance Contract(s), unless paid in cash by the Reinsurer.

2.	To reimburse the Company for the Reinsurer’s share of any other Losses and/or Loss Adjustment Expenses paid under the terms of the Original Reinsurance Contract(s), unless paid in cash by the Reinsurer.

3.	To reimburse the Company for the Reinsurer’s share of any other amounts claimed to be due hereunder, unless paid in cash by the Reinsurer.

4.	To fund a cash account in an amount equal to the Reinsurer’s share of any ceded unearned premium and/or losses outstanding and Loss Adjustment Expense reserves

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

(including IBNR) funded by means of a letter of credit which is under non-renewal notice, if said letter of credit has not been renewed or replaced by the Reinsurer ten (10) days prior to its expiration date.

5.	To refund to the Reinsurer any sum in excess of the actual amount required to fund the Reinsurer’s share of the Company’s ceded unearned premium and/or Loss Outstanding and Loss Adjustment Expense reserves (including IBNR), if so requested by the Reinsurer.

In the event that the amount drawn by the Company on any letter of credit is in excess of the actual amount required for Items (1), (2), or (4) above, or in the case of Item (3), the actual amount determined to be due, the Company shall promptly return to the Reinsurer the excess amount so drawn.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXII - INSOLVENCY

In the event of the insolvency of the Company, this reinsurance shall be payable directly to the Company or to its liquidator, receiver, conservator or statutory successor immediately upon demand, with reasonable provision for verification, on the basis of the liability of the Company without diminution because of the insolvency of the Company or because the liquidator, receiver, conservator or statutory successor of the Company has failed to pay all or a portion of any claim. It is agreed, however, that the liquidator, receiver, conservator or statutory successor of the Company shall give written notice to the Reinsurer of the pendency of a claim against the Company indicating the policy reinsured which claim would involve a possible liability on the part of the Reinsurer within a reasonable time after such claim is filed in the conservation or liquidation proceeding or in the receivership, and that during the pendency of such claim, the Reinsurer may investigate such claim and interpose, at its own expense, in the proceeding where such claim is to be adjudicated, any defense or defenses that it may deem available to the Company or its liquidator, receiver, conservator, or statutory successor. The expense thus incurred by the Reinsurer shall be chargeable, subject to the approval of the Court, against the Company as part of the expense of conservation or liquidation to the extent of a pro rata share of the benefit which may accrue to the Company solely as a result of the defense undertaken by the Reinsurer.

It is further understood and agreed that, in the event of the insolvency of the Company, the reinsurance under this Agreement shall be payable directly by the Reinsurer to the Company or to its liquidator, receiver or statutory successor, except (a) where this Agreement specifically provides another payee of such reinsurance in the event of the insolvency of the Company, or (b) where the Reinsurer, with the consent of and in accordance with all of the requirements of the Insurance Department of the Company’s state of domicile and the direct insured or insured has assumed such policy obligations of the Company as direct obligations of the Reinsurer to the payees under such policies and in substitution for the obligations of the Company to such payees.

The Reinsurer shall be liable only for the amounts reinsured and shall not be or become liable for any amounts or reserves to be held by the Company on policies reinsured under this Agreement.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXIII - ARBITRATION

The Reinsurer and the Company intend that any dispute between them under or with respect to this Agreement be resolved without resort to any litigation. Accordingly, the Reinsurer and the Company agree that they will negotiate diligently and in good faith to agree on a mutually satisfactory resolution of any such dispute; provided, however, that if any such dispute cannot be so resolved by them within sixty (60) calendar days (or such longer period as the parties may agree) after commencing such negotiations, the Reinsurer and the Company agree that they will submit such dispute to arbitration in the manner specified in, and such arbitration proceeding will be conducted in accordance with, the rules of the American Arbitration Association.

The arbitration hearing will be before a panel of three arbitrators, each of whom must be a present or former officer of a life insurance or life reinsurance company. The Reinsurer and the Company will each appoint one arbitrator by written notification to the other party within thirty (30) calendar days after the date of the mailing of the notification initiating the arbitration. These two arbitrators will then select the third arbitrator within sixty (60) calendar days after the date of the mailing of the notification initiating arbitration.

If either the Reinsurer or the Company fails to appoint an arbitrator, or if the two arbitrators are unable to agree on a third arbitrator, the president of the American Arbitration Association or of its successor organization or (if necessary) the president of any similar organization designated by lot of the Reinsurer and the Company within thirty (30) calendar days after the request, will appoint the necessary arbitrators.

The vote or approval of a majority of the arbitrators will decide any question considered by the arbitrators; provided, however, that if no two arbitrators reach the same decision, then the average of the two closest mathematical determinations will constitute the decision of all three arbitrators. The place of arbitration will be Pennsylvania. Each decision (including, without limitation, each award) of the arbitrators will be final and binding on all parties and will be non-appealable, and (at the request of either of the Reinsurer or the Company) any award of the arbitrators may be confirmed by a judgment entered by any court of competent jurisdiction. No such award or judgment will bear interest. Each party will be responsible for paying (a) all fees and expenses charged by its respective counsel, accountants, actuaries, and other representatives in conjunction with such arbitration, and (b) one-half of the fees and expenses charge by each arbitrator.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXIV - CONTROLLING LAW

This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without giving effect to the principles of conflicts of laws thereof.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXV - SEVERABILITY

If any part, term or provision of this Agreement shall be held void, illegal, or unenforceable, the validity of the remaining portion shall not be affected thereby.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXVI - TAXES

In consideration of the terms under which this Agreement is issued, the Company undertakes not to claim any deduction of the premium hereon when making Canadian tax returns or when making tax returns, other than income or profit tax returns, to any state or territory of the United States of America or to the District of Columbia.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXVII - FEDERAL EXCISE TAX

(Applicable to those reinsurers, excepting Underwriters at Lloyd’s London and other reinsurers exempt from Federal Excise Tax, who are domiciled outside the Unites States of America).

A.	The Reinsurer has agreed to allow for the purpose of paying the Federal Excise Tax the applicable percentage of the premium payable hereon (as imposed under Section 4371 of the Internal Revenue Code) to the extent such premium is subject to the Federal Excise Tax.

B.	In the event of any return of premium becoming due hereunder, the Reinsurer will deduct the applicable percentage from the return premium payable hereon and the Company or its agent should take steps to recover the tax from the United States Government.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXVIII - CONFIDENTIALITY

Except as otherwise provided herein, the Company and the Reinsurer each agree that all information communicated to it by the other, whether before the effective date or during the term of this Agreement, shall be used only for purposes of this Agreement, shall be received in strict confidence, and that no such information shall be disclosed by the recipient party, its agent or employees without the prior written consent of the other party. Each party agrees to take all reasonable precautions to prevent the disclosure to outside parties of such information, except as may be necessary by reason of legal, accounting or regulatory requirements beyond the reasonable control of the Company or the Reinsurer, as the case may be.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXIX - ENTIRE AGREEMENT

This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein and no amendment, alteration or modification of this Agreement shall be valid unless expressed in a written instrument duly executed by each of the parties hereto.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXX - INTERMEDIARY

D. W. Van Dyke and Company of Connecticut, Inc., 323 Riverside Avenue, Westport, Connecticut 06880, is hereby recognized as the Intermediary negotiating this Agreement for all business hereunder. All communications (including but not limited to notices, statements, premiums, return premiums, commissions, taxes, losses, loss adjustment expenses, salvages and loss settlements) relating thereto, shall be transmitted to the Company or the Reinsurer through D. W. Van Dyke and Company of Connecticut, Inc. Payments by the Company to the Intermediary, shall constitute payment to the Reinsurer. Payments by the Reinsurer to the Intermediary shall only constitute payment to the Company to the extent that such payments are actually received by the Company.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ARTICLE XXXI - EXECUTION

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives.

Signed for and on behalf of: EDUCATORS MUTUAL LIFE INSURANCE COMPANY

In: Lancaster, PA this 3rd day of July, 2002

By:
Title:	Vice President & Corporate Secretary

Signed for and on behalf of: SWISS RE LIFE AND HEALTH AMERICA, INC.

In: Armonk this 20 day of May, 2002

By:
Title:	Assistant Vice President

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

ADDENDUM NO. 1

to

ACCIDENTAL DEATH AND DISMEMBERMENT

EXCESS OF LOSS

REINSURANCE AGREEMENT

DWVD No. 500/02

made and entered into by

EDUCATORS MUTUAL LIFE INSURANCE COMPANY

Lancaster, Pennsylvania

(hereinafter referred to as the “Company”)

and

SWISS RE LIFE AND HEALTH AMERICA INC.

Stamford, Connecticut

(hereinafter referred to as the “Reinsurer”)

IT IS HEREBY UNDERSTOOD AND AGREED that, effective 12:01 a.m., Local Standard Time, February 1, 2004, that the above captioned Agreement is revised as follows:

ARTICLE II – BASIS OF REINSURANCE, is hereby deleted in its entirety and replaced with the following:

Automatic Reinsurance. Whenever the Company issues a Group Policy providing Accidental Death and Dismemberment (AD&D) insurance, within the limits permitted by the Underwriting Guidelines of the Company, the Company will cede, and the Reinsurer will accept automatically AD&D reinsurance in amounts not exceeding the amounts in Article III – Retention and Limit, provided that the total reinsurance coverage to be provided by the Reinsurer, as respects any one Group (as defined below) reinsured under this Agreement, will be strictly limited to and will not exceed one hundred million dollars ($100,000,000) per any single event or occurrence. The loss on any single event or occurrence is the sum of all individual losses arising out of one or more associated events or occurrences. Events or occurrences will be deemed associated to the extent that they have a common cause or are a chain of events or occurrences forming a part of a schematic whole, even if the events or occurrences themselves are separate in time and place. For these purposes, a series or sequence of events or occurrences reasonably likely to have been caused by one or more persons acting in concert or in accordance with a plan or design will be deemed to have a common cause.

When the Company provides coverage within the scope of this Agreement to any Group requiring more than fifty million dollars ($50,000,000) of reinsured face amount of insurance, the Company will provide the Reinsurer written notice of the inception of such coverage within ninety (90) days of its effect. Each such notice will include the number of subject lives included in the Group by

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

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worksite address, including zip code, and total reinsured volume at each such work location. If the Company fails to provide any notice required under this provision, until such notice is received by the Reinsurer, the maximum per event/occurrence coverage provided under this Agreement, as respects that Group, will be strictly limited to fifty million dollars ($50,000,000).

For purposes of this paragraph, the term “Group” includes employer-employee groups, union, and association/MET arrangements comprised of employers.

Automatic reinsurance, as provided herein, shall apply to benefits payable to covered persons under all AD&D policies in force at or becoming effective at or after January 1, 2002, including renewals.

Such policies shall be issued within the limits permitted by the Underwriting Guidelines, including rates and all other provisions of the Company applicable to the business hereunder.

Facultative Reinsurance. If the coverage provided to a Group by the Company does not meet the automatic coverage criteria listed above, it may be submitted facultatively to the Reinsurer for its consideration in its sole discretion.

Additionally, if the coverage provided to a Group by the Company exceeds one hundred million dollars ($100,000,000) of reinsured face amount, the Company may submit the Group for facultative consideration.

The Reinsurer, upon receipt of such facultative submission, will render a decision as to the case as soon as is practically possible. If accepted by the Reinsurer, unless mutually agreed otherwise by the Company and the Reinsurer, such case will be reinsured under this Agreement according to the rates, and all other provisions applicable to automatic reinsurance.

Expenses. The Company shall pay for all medical examinations, inspection fees, attending physicians’ statements and other charges incurred in connection with the original policy or certificate.

ARTICLE III – RETENTION AND LIMIT, is hereby deleted in its entirety and replaced with the following:

AD&D amounts will be written in conjunction with Group Life, amounts of AD&D not to exceed five hundred thousand dollars ($500,000) per person.

	Retention of the Company	Amount Ceded to the Reinsurer
AD&D	$50,000 per person	100% of those amounts in excess of $50,000 up to a maximum of $450,000 per person ($450,000 in excess of $50,000).

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

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ARTICLE IV – METHOD OF CESSION, is hereby deleted in its entirety and replace with the following:

The Company will furnish the Reinsurer with a Master Copy of each form for which reinsurance will be required under this Agreement. In addition, the Company will furnish the Reinsurer annually with appropriate census material for AD&D amounts in excess of fifty thousand dollars ($50,000) per person.

All other terms and conditions remain unchanged.

IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 1 to be executed by their duly authorized representative.

Signed for and on behalf of: EDUCATORS MUTUAL LIFE INSURANCE COMPANY

In Lancaster, PA this 28 day of April , 2004

By:
Title:	Vice President & Actuary

Signed for and on behalf of: SWISS RE LIFE AND HEALTH AMERICA INC.

In Armonk, NY this 7 day of June, 2004

By:
Title:	Sr. Vice President

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

3

ADDENDUM NO. 2

to

ACCIDENTAL DEATH AND DISMEMBERMENT

EXCESS OF LOSS

REINSURANCE AGREEMENT

DWVD No. 500/02

made and entered into by

EDUCATORS MUTUAL LIFE INSURANCE COMPANY

Lancaster, Pennsylvania

(hereinafter referred to as the “Company”)

and

SWISS RE LIFE AND HEALTH AMERICA INC.

Stamford, Connecticut

(hereinafter referred to as the “Reinsurer”)

IT IS HEREBY UNDERSTOOD AND AGREED that, effective 12:01 a.m., Local Standard Time, February 1, 2004, that the above captioned Agreement is revised as follows:

ARTICLE VI – EFFECTIVE DATE AND DURATION, has been revised as follows:

Either party shall have the right to cancel as of midnight, June 30, 2006, or any midnight, June 30th thereafter, by giving at least ninety (90) days written notice by certified or registered mail.

All other provisions within this Article, remain unchanged.

All other terms and conditions within the Agreement and subsequent Addenda, remain unchanged.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

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IN WITNESS WHEREOF, the parties hereto have caused this Addendum No. 2 to be executed by their duly authorized representative.

Signed for and on behalf of: EDUCATORS MUTUAL LIFE INSURANCE COMPANY

In Lancaster, PA this 30 day of November, 2004

By:
Title:	VP & Actuary

Signed for and on behalf of: SWISS RE LIFE AND HEALTH AMERICA INC.

In New York this 18 day of November, 2004

By:
Title:	Sr. V.P.

D. W. VAN DYKE and COMPANY of CONNECTICUT, INC.

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